Exhibit 99.1
NEWS RELEASE

CONTACT:

Bob Lougee
800-611-8488
Bob.Lougee@spok.com

Spok Reports Third Quarter Operating Results;
Board Declares Regular Quarterly Dividend

Consolidated Revenue Increases; Software Bookings Reach Record High;
Wireless Trends Continue to Improve; Balance Sheet Remains Strong;
Stock Repurchase Plan Extended Through 2015

SPRINGFIELD, Va. (October 29, 2014) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in critical communications, today announced operating results for the third quarter ended September 30, 2014. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on December 10, 2014 to stockholders of record on November 18, 2014.
Consolidated revenue increased to $49.8 million in the third quarter from $49.7 million in the third quarter of 2013 and $49.1 million in the second quarter of 2014. Software revenue increased 34.4 percent to $16.9 million from $12.6 million in the year-earlier quarter. Wireless revenue was $32.9 million in the third quarter, compared to $37.1 million in the third quarter of 2013.
Third quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $12.3 million, or 24.7 percent of revenue, compared to $13.4 million, or 27.0 percent of revenue, in the year-earlier quarter, and $11.7 million, or 23.9 percent of revenue, in the second quarter of 2014.
Net income for the third quarter was $4.7 million, or $0.21 per fully diluted share, compared to $5.8 million, or $0.26 per fully diluted share, in the third quarter of 2013.
Other key results and highlights for the third quarter included:

•	Bookings for the third quarter increased to $20.4 million from $17.3 million in the year-earlier quarter, reaching a record high for the second consecutive quarter.

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•	Backlog totaled $42.1 million at September 30, 2014, compared to $40.2 million at June 30, 2014.

•
Of the $16.9 million in third quarter software revenue, $9.1 million was operations revenue and $7.8 million was maintenance revenue, compared to $5.6 million and $7.0 million, respectively, of the $12.6 million in software revenue for the third quarter of 2013.

•	The renewal rate for software maintenance in the third quarter was 99.6 percent.

•
The quarterly rate of unit erosion improved to 1.9 percent versus 2.6 percent a year earlier, and was the Company’s lowest net paging unit loss rate in more than a decade. Net paging unit losses were 25,000 in the third quarter versus 37,000 in the third quarter of 2013. Units in service at September 30, 2014 totaled 1,274,000, compared to 1,408,000 a year earlier.

•	The quarterly rate of wireless revenue erosion was 2.0 percent, compared to 1.9 percent in the third quarter of 2013, and 2.4 percent in the second quarter of 2014.

•	Total paging ARPU (average revenue per unit) was $7.97 in the third quarter, compared to $8.22 in the year-earlier quarter and $7.98 in the prior quarter.

•	Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $37.5 million in the third quarter, compared to $36.3 million in the year-earlier quarter.

•	Capital expenses were $1.3 million, compared to $2.5 million in the third quarter of 2013.

•	The number of full-time equivalent employees at September 30, 2014 totaled 606, compared to 652 at September 30, 2013.

•	Dividends paid to stockholders totaled $2.7 million in the third quarter.

•	The Company’s cash balance at September 30, 2014 was $106.9 million.
“We achieved or exceeded our expectations on virtually all key operating measures for the quarter,” said Vincent D. Kelly, president and chief executive officer, “resulting in one of our most successful quarterly performances in many years. Consolidated revenues increased from the year-earlier quarter for the first time in our recent history, software revenues increased substantially from the same quarter a year ago, bookings reached an all-time high for the second consecutive quarter, and our backlog remained near record levels. In addition, wireless trends continue to improve as the quarterly rate of paging unit churn fell to 1.9 percent, its best level in more than a decade, while wireless revenue remained strong. During the quarter we also continued to enhance our product offerings, expand our

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market reach, strengthen our balance sheet, and generate sufficient cash flow to again return capital to stockholders in the form of cash dividends.”
Commenting on Software revenue, Kelly said: “Compared to the third quarter of 2013, operations revenue grew 63.3 percent, maintenance revenue increased 11.6 percent, and total Software revenue of $16.9 million was up 34.4 percent. The increase in operations revenue primarily reflected growing deliveries of software, hardware and professional services to our expanding worldwide customer base, while higher maintenance revenue reflected our continued renewal rates in excess of 99 percent.”
Kelly said record high bookings for the quarter included sales to both new and existing customers, with many existing customers upgrading applications as well as adding products to expand their portfolio of communications solutions. “Demand remained strong for upgrades and installations of call center solutions, along with healthcare applications to increase patient safety, improve nursing workflows and enhance organizational efficiencies. Customer demand also remained strong for such software solutions as critical smartphone communications, secure texting, emergency management, and clinical alerting. Our public safety sector also grew substantially during the quarter as our software sales team added 28 new accounts.”
Kelly added: “Software sales continued to be strongest in North America. However, we continued to expand our presence outside the United States as our sales team added numerous accounts in such key markets as Europe, the Middle East and the Asia-Pacific region, where our healthcare solutions have attracted significant interest. At the same time, we continued to build a solid pipeline of new business leads throughout both North American and international markets.”
The Company’s wireless sales team also outperformed expectations for the quarter. “Wireless revenue came in ahead of plan due to higher than expected units in service combined with the lowest quarterly rate of pager churn in years,” Kelly said. “In addition, we completed a sizable transaction with a cellular provider during the quarter. Overall, wireless sales efforts continued to focus primarily on the core market segments of Healthcare, Government and Large Enterprise. These core segments represented approximately 93.3 percent of our direct subscriber base and 89.9 percent of our direct paging revenue at the end of the quarter. Healthcare comprised 76.9 percent of our direct subscriber base at September 30

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and continued to be our best performing market segment with the highest rate of gross placements and lowest level of unit disconnects.”
Kelly also noted that Spok’s software and wireless sales teams continued to collaborate on many sales initiatives during the quarter, resulting in 17 new accounts which represented more than $1.5 million in software bookings.
Commenting on the Company’s previously announced name change, Kelly added: “Since changing our corporate name to Spok in July we’ve received an exceptionally positive response. The name change was part of a rebranding initiative that we believe better reflects our identity as a worldwide leader in critical communications. Going forward we expect our name recognition and brand strategy will continue to grow and evolve in both global and domestic markets.”
Shawn E. Endsley, chief financial officer, said: “Strong revenue from both wireless and software, combined with continued expense management, helped generate solid operating cash flow, EBITDA and operating margins for the quarter. We also strengthened our balance sheet, recording a cash balance of $106.9 million at September 30. In addition, we have no debt outstanding and approximately $40 million of available borrowing capacity with our existing credit facility.”
Endsley said the Company is maintaining its previously announced financial guidance for 2014, which projects total revenue to range from $183 million to $201 million, operating expenses (excluding depreciation, amortization and accretion) to range from $147 million to $156 million, and capital expenses to range from $7 million to $9 million.
The Company announced that its Board of Directors has approved extension of the Company’s stock repurchase program from December 31, 2014 to December 31, 2015. In extending the plan, the Board also maintained the repurchase authority of $15 million as of January 1, 2015. Since the program began in 2008, Spok has repurchased approximately 6.3 million shares of its common stock while maintaining appropriate cash balances and a strong balance sheet.

* * * * * * * * *

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Spok plans to host a conference call for investors on its third quarter operating results at 10:00 a.m. Eastern Time on Thursday, October 30, 2014. Dial-in numbers for the call are 719-785-1753 or 888-455-2260. The pass code for the call is 5978502. A replay of the call will be available from 1:00 p.m. ET on October 30 until 1:00 p.m. on Thursday, November 13. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 5978502.
In addition, the Company will host an Investor Meeting (”Analyst Day”) for financial analysts and other investors on November 20, 2014, in New York City. The meeting is scheduled from 9:00 a.m. to 11:00 a.m. ET at the offices of Latham & Watkins, LLP, Spok’s outside legal counsel, at 885 Third Avenue, New York, NY. Meeting details are posted on the investor relations section of the Company’s website at www.spok.com.

* * * * * * * * *
About Spok
Spok Holdings, Inc., headquartered in Springfield, Va., is proud to be a leader in critical communications for healthcare, government, public safety, and other industries. We deliver smart, reliable solutions to help protect the health, well-being, and safety of people around the globe. More than 125,000 organizations worldwide rely on Spok for workflow improvement, secure texting, paging services, contact center optimization, and public safety response. When communications matter, Spok delivers. Visit us at spok.com or find us on Twitter @Spoktweets.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the

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forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.
.
Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the nine months ended
	9/30/2014	9/30/2013	9/30/2014	9/30/2013
Revenue:
Wireless	$32,855	$37,067	$100,724	$113,617
Software	16,936	12,602	48,280	41,450
Total revenue	49,791	49,669	149,004	155,067
Operating expenses:
Cost of revenue	8,000	6,787	21,985	20,415
Service, rental and maintenance	10,988	11,820	34,200	36,029
Selling and marketing	7,072	6,388	22,098	19,320
General and administrative	10,866	11,282	33,991	34,635
Severance and restructuring	545	—	569	2
Depreciation, amortization and accretion	4,247	3,858	12,628	11,487
Total operating expenses	41,718	40,135	125,471	121,888
% of total revenue	83.8%	80.8%	84.2%	78.6%
Operating income	8,073	9,534	23,533	33,179
% of total revenue	16.2%	19.2%	15.8%	21.4%
Interest expense, net	(63)	(68)	(194)	(196)
Other (expense) income, net	(2)	84	(180)	90
Income before income tax expense	8,008	9,550	23,159	33,073
Income tax expense	(3,356)	(3,788)	(9,326)	(13,558)
Net income	$4,652	$5,762	$13,833	$19,515
Basic net income per common share	$0.21	$0.27	$0.64	$0.9
Diluted net income per common share	$0.21	$0.26	$0.63	$0.89
Basic weighted average common shares outstanding	21,651,347	21,629,289	21,643,951	21,653,692
Diluted weighted average common shares outstanding	22,135,554	21,919,238	22,089,892	21,916,063
Reconciliation of operating income to EBITDA (b):
Operating income	$8,073	$9,534	$23,533	$33,179
Add back: depreciation, amortization and accretion	4,247	3,858	12,628	11,487
EBITDA	$12,320	$13,392	$36,161	$44,666
% of total revenue	24.7%	27.0%	24.3%	28.8%
Key statistics:
Units in service	1,274	1,408	1,274	1,408
Average revenue per unit (ARPU)	$7.97	$8.22	$7.98	$8.23
Bookings	$20,362	$17,302	$56,242	$47,181
Backlog	$42,117	$43,831	$42,117	$43,831

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Revenue:
Wireless	$32,855	$33,518	$34,351	$35,831	$37,067	$37,771	$38,779
Software	16,936	15,576	15,768	18,854	12,602	14,497	14,351
Total revenue	49,791	49,094	50,119	54,685	49,669	52,268	53,130
Operating expenses:
Cost of revenue	8,000	7,180	6,805	7,500	6,787	6,961	6,667
Service, rental and maintenance	10,988	11,420	11,792	11,442	11,820	12,018	12,191
Selling and marketing	7,072	7,780	7,246	7,297	6,388	6,538	6,394
General and administrative	10,866	10,990	12,135	11,470	11,282	11,022	12,331
Severance and restructuring	545	4	20	981	—	2	—
Depreciation, amortization and accretion	4,247	4,352	4,029	3,680	3,858	3,822	3,807
Total operating expenses	41,718	41,726	42,027	42,370	40,135	40,363	41,390
% of total revenue	83.8%	85.0%	83.9%	77.5%	80.8%	77.2%	77.9%
Operating income	8,073	7,368	8,092	12,315	9,534	11,905	11,740
% of total revenue	16.2%	15.0%	16.1%	22.5%	19.2%	22.8%	22.1%
Interest expense, net	(63)	(64)	(67)	(64)	(68)	(64)	(64)
Other (expense) income, net	(2)	(194)	16	15	84	(75)	81
Income before income tax expense	8,008	7,110	8,041	12,266	9,550	11,766	11,757
Income tax expense	(3,356)	(2,819)	(3,151)	(4,251)	(3,788)	(4,938)	(4,832)
Net income	$4,652	$4,291	$4,890	$8,015	$5,762	$6,828	$6,925
Basic net income per common share	$0.21	$0.2	$0.23	$0.37	$0.27	$0.32	$0.32
Diluted net income per common share	$0.21	$0.19	$0.22	$0.36	$0.26	$0.31	$0.32
Basic weighted average common shares outstanding	21,651,347	21,642,163	21,638,198	21,633,706	21,629,289	21,644,281	21,688,153
Diluted weighted average common shares outstanding	22,135,554	22,099,791	22,037,796	21,969,756	21,919,238	21,827,149	21,904,862
Reconciliation of operating income to EBITDA (b):
Operating income	$8,073	$7,368	$8,092	$12,315	$9,534	$11,905	$11,740
Add back: depreciation, amortization and accretion	4,247	4,352	4,029	3,680	3,858	3,822	3,807
EBITDA	$12,320	$11,720	$12,121	$15,995	$13,392	$15,727	$15,547
% of total revenue	24.7%	23.9%	24.2%	29.2%	27.0%	30.1%	29.3%
Key statistics:
Units in service	1,274	1,299	1,327	1,376	1,408	1,445	1,480
Average revenue per unit (ARPU)	$7.97	$7.98	$8.11	$8.15	$8.22	$8.22	$8.25
Bookings	$20,362	$18,959	$16,921	$16,271	$17,302	$15,626	$14,253
Backlog	$42,117	$40,182	$41,396	$40,211	$43,831	$39,576	$40,183

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	9/30/2014	12/31/2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,940	$89,075
Accounts receivable, net	21,823	18,084
Prepaid expenses and other	7,518	7,399
Inventory	2,676	2,221
Deferred income tax assets, net	3,545	3,389
Total current assets	142,502	120,168
Property and equipment, net	19,703	21,122
Goodwill	133,031	133,031
Other intangible assets, net	21,201	25,368
Deferred income tax assets, net	17,517	25,494
Other assets	1,219	1,715
Total assets	$335,173	$326,898
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$11,163	$9,885
Accrued compensation and benefits	11,258	13,919
Deferred revenue	24,507	23,023
Total current liabilities	46,928	46,827
Deferred revenue	642	862
Other long-term liabilities	9,321	9,259
Total liabilities	56,891	56,948
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	130,040	127,264
Retained earnings	148,240	142,684
Total stockholders' equity	278,282	269,950
Total liabilities and stockholders' equity	$335,173	$326,898

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the nine months ended
	9/30/2014	9/30/2013
Cash flows from operating activities:
Net income	$13,833	$19,515
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	12,628	11,487
Amortization of deferred financing costs	194	194
Deferred income tax expense	7,726	12,226
Amortization of stock based compensation	2,816	2,200
Provisions for doubtful accounts, service credits and other	875	1,337
Adjustments of non-cash transaction taxes	(259)	(354)
(Gain) Loss on disposals of property and equipment	(2)	172
Changes in assets and liabilities:
Accounts receivable	(4,615)	3,129
Prepaid expenses and other assets	(240)	(285)
Accounts payable, accrued liabilities and accrued compensation and benefits	(1,968)	(8,025)
Customer deposits and deferred revenue	1,264	(2,292)
Net cash provided by operating activities	32,252	39,304
Cash flows from investing activities:
Purchases of property and equipment	(6,327)	(7,772)
Proceeds from disposals of property and equipment	63	10
Net cash used in investing activities	(6,264)	(7,762)
Cash flows from financing activities:
Cash dividends to stockholders	(8,123)	(9,606)
Net cash used in financing activities	(8,123)	(9,606)
Net increase in cash and cash equivalents	17,865	21,936
Cash and cash equivalents, beginning of period	89,075	61,046
Cash and cash equivalents, end of period	$106,940	$82,982
Supplemental disclosure:
Interest paid	$7	$9
Income taxes paid	$1,327	$926

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Cost of revenue
Payroll and related	$3,743	$3,827	$3,959	$3,609	$3,744	$3,743	$3,709
Cost of sales	3,098	2,232	1,917	2,726	1,992	2,133	1,890
Stock based compensation	108	81	81	74	64	49	49
Other	1,051	1,040	848	1,091	987	1,036	1,019
Total cost of revenue	8,000	7,180	6,805	7,500	6,787	6,961	6,667
Service, rental and maintenance
Site rent	3,914	3,981	4,015	3,972	4,142	4,237	4,235
Telecommunications	1,455	1,669	1,736	1,751	1,832	1,885	1,889
Payroll and related	4,106	4,434	4,594	4,296	4,577	4,589	4,698
Stock based compensation	56	(17)	39	32	59	20	20
Other	1,457	1,353	1,408	1,391	1,210	1,287	1,349
Total service, rental and maintenance	10,988	11,420	11,792	11,442	11,820	12,018	12,191
Selling and marketing
Payroll and related	3,859	4,099	4,098	3,717	3,917	3,919	3,840
Commissions	1,949	2,087	1,952	2,162	1,310	1,519	1,387
Stock based compensation	151	131	131	(24)	122	119	119
Other	1,113	1,463	1,065	1,442	1,039	981	1,048
Total selling and marketing	7,072	7,780	7,246	7,297	6,388	6,538	6,394
General and administrative
Payroll and related	4,217	4,440	4,796	4,802	4,696	5,074	5,414
Stock based compensation	791	429	835	763	701	440	438
Bad debt	136	134	86	262	274	265	275
Facility rent	863	899	922	719	883	839	844
Telecommunications	427	399	395	420	388	343	375
Outside services	1,698	1,719	1,762	1,811	1,927	1,606	2,560
Taxes, licenses and permits	1,225	1,383	1,064	1,358	1,106	1,166	1,233
Other	1,509	1,587	2,275	1,335	1,307	1,289	1,192
Total general and administrative	10,866	10,990	12,135	11,470	11,282	11,022	12,331
Severance and restructuring	545	4	20	981	—	2	—
Depreciation, amortization and accretion	4,247	4,352	4,029	3,680	3,858	3,822	3,807
Operating expenses	$41,718	$41,726	$42,027	$42,370	$40,135	$40,363	$41,390
Capital expenditures	$1,291	$2,393	$2,643	$2,636	$2,504	$2,927	$2,341

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Paging units in service
Beginning units in service
Direct one-way	1,179	1,200	1,246	1,275	1,307	1,324	1,346
Direct two-way	64	69	69	70	73	73	75
Total direct	1,243	1,269	1,315	1,345	1,380	1,397	1,421
Indirect one-way	29	30	34	35	36	38	48
Indirect two-way	27	28	27	28	29	45	46
Total indirect	56	58	61	63	65	83	94
Total beginning units in service	1,299	1,327	1,376	1,408	1,445	1,480	1,515
Gross placements
Direct one-way	40	48	34	32	40	49	39
Direct two-way	4	2	4	3	3	5	3
Total direct	44	50	38	35	43	54	42
Indirect one-way	1	1	—	1	1	1	1
Indirect two-way	—	—	1	—	—	—	—
Total indirect	1	1	1	1	1	1	1
Total gross placements	45	51	39	36	44	55	43
Gross disconnects
Direct one-way	(62)	(69)	(80)	(61)	(72)	(66)	(61)
Direct two-way	(5)	(7)	(4)	(4)	(6)	(5)	(5)
Total direct	(67)	(76)	(84)	(65)	(78)	(71)	(66)
Indirect one-way	(2)	(2)	(4)	(2)	(2)	(3)	(11)
Indirect two-way	(1)	(1)	—	(1)	(1)	(16)	(1)
Total indirect	(3)	(3)	(4)	(3)	(3)	(19)	(12)
Total gross disconnects	(70)	(79)	(88)	(68)	(81)	(90)	(78)
Net loss
Direct one-way	(22)	(21)	(46)	(29)	(32)	(17)	(22)
Direct two-way	(1)	(5)	—	(1)	(3)	—	(2)
Total direct	(23)	(26)	(46)	(30)	(35)	(17)	(24)
Indirect one-way	(1)	(1)	(4)	(1)	(1)	(2)	(10)
Indirect two-way	(1)	(1)	1	(1)	(1)	(16)	(1)
Total indirect	(2)	(2)	(3)	(2)	(2)	(18)	(11)
Total net change	(25)	(28)	(49)	(32)	(37)	(35)	(35)
Ending units in service
Direct one-way	1,157	1,179	1,200	1,246	1,275	1,307	1,324
Direct two-way	63	64	69	69	70	73	73
Total direct	1,220	1,243	1,269	1,315	1,345	1,380	1,397
Indirect one-way	28	29	30	34	35	36	38
Indirect two-way	26	27	28	27	28	29	45
Total indirect	54	56	58	61	63	65	83
Total ending units in service	1,274	1,299	1,327	1,376	1,408	1,445	1,480

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Paging ARPU
Direct one-way	$7.48	$7.48	$7.59	$7.60	$7.64	$7.67	$7.73
Direct two-way	18.17	18.21	18.91	19.43	19.93	19.95	20.41
Total direct	8.05	8.06	8.19	8.23	8.29	8.33	8.40
Indirect one-way	8.24	8.18	8.22	8.68	8.90	8.97	8.22
Indirect two-way	4.31	4.45	4.32	3.97	3.97	3.89	3.76
Total indirect	6.32	6.39	6.37	6.47	6.57	6.31	5.85
Total one-way	7.50	7.50	7.60	7.63	7.68	7.71	7.74
Total two-way	14.10	14.22	14.70	14.90	15.20	14.40	13.96
Total paging ARPU	$7.97	$7.98	$8.11	$8.15	$8.22	$8.22	$8.25
Gross disconnect rate (b)
Direct one-way	(5.5)%	(5.7)%	(6.4)%	(4.7)%	(5.6)%	(5.0)%	(4.6)%
Direct two-way	(7.3)%	(10.5)%	(5.6)%	(6.4)%	(7.9)%	(6.7)%	(6.6)%
Total direct	(5.4)%	(6.0)%	(6.4)%	(4.8)%	(5.7)%	(5.1)%	(4.7)%
Indirect one-way	(6.4)%	(6.8)%	(8.2)%	(6.1)%	(6.3)%	(7.4)%	(23.6)%
Indirect two-way	(1.9)%	(2.7)%	(2.3)%	(5.7)%	(4.8)%	(34.0)%	(1.6)%
Total indirect	(4.2)%	(4.8)%	(5.5)%	(5.9)%	(5.6)%	(22.3)%	(12.5)%
Total one-way	(5.3)%	(5.8)%	(6.5)%	(4.8)%	(5.6)%	(5.1)%	(5.2)%
Total two-way	(5.7)%	(8.3)%	(4.7)%	(6.2)%	(7.0)%	(17.3)%	(4.7)%
Total paging gross disconnect rate	(5.3)%	(5.9)%	(6.3)%	(4.9)%	(5.7)%	(6.1)%	(5.2)%
Net loss rate (c)
Direct one-way	(1.8)%	(1.9)%	(3.7)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Direct two-way	(3.0)%	(4.5)%	(0.6)%	(2.2)%	(3.6)%	(0.4)%	(1.9)%
Total direct	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Indirect one-way	(4.1)%	(4.8)%	(6.3)%	(3.9)%	(3.3)%	(4.7)%	(21.8)%
Indirect two-way	(1.5)%	(2.2)%	(1.9)%	(4.9)%	(4.1)%	(33.7)%	(1.3)%
Total indirect	(2.8)%	(3.5)%	(4.2)%	(4.4)%	(3.6)%	(21.0)%	(11.5)%
Total one-way	(1.9)%	(2.0)%	(3.7)%	(2.2)%	(2.5)%	(1.4)%	(2.4)%
Total two-way	(2.5)%	(3.8)%	(1.0)%	(3.0)%	(3.8)%	(13.3)%	(1.6)%
Total paging net loss rate	(1.9)%	(2.1)%	(3.5)%	(2.2)%	(2.6)%	(2.4)%	(2.3)%

(a) Slight variations in totals are due to rounding.
(b) Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Gross placement rate (b)
Healthcare	3.8%	4.5%	3.1%	2.9%	3.3%	4.5%	3.4%
Government	1.5%	2.6%	1.9%	1.5%	1.7%	2.3%	1.6%
Large enterprise	2.7%	2.0%	2.9%	3.0%	4.3%	2.4%	2.1%
Other	4.3%	2.2%	2.1%	1.7%	2.0%	1.5%	1.8%
Total direct	3.5%	4.0%	2.9%	2.7%	3.1%	3.8%	3.0%
Total indirect	1.4%	1.3%	1.2%	1.5%	1.9%	1.4%	1.0%
Total	3.4%	3.9%	2.8%	2.7%	3.1%	3.7%	2.9%
Gross disconnect rate (b)
Healthcare	(5.1)%	(5.3)%	(6.5)%	(4.5)%	(5.2)%	(4.4)%	(3.9)%
Government	(7.5)%	(7.6)%	(5.6)%	(4.7)%	(7.9)%	(7.1)%	(5.9)%
Large enterprise	(4.8)%	(8.9)%	(5.4)%	(6.4)%	(6.0)%	(6.7)%	(7.0)%
Other	(6.9)%	(7.7)%	(6.5)%	(6.5)%	(6.5)%	(7.4)%	(7.3)%
Total direct	(5.4)%	(6.0)%	(6.4)%	(4.8)%	(5.7)%	(5.1)%	(4.7)%
Total indirect	(4.2)%	(4.8)%	(5.5)%	(5.9)%	(5.6)%	(22.3)%	(12.5)%
Total	(5.3)%	(5.9)%	(6.3)%	(4.9)%	(5.7)%	(6.1)%	(5.2)%
Net loss rate (b)
Healthcare	(1.3)%	(0.8)%	(3.5)%	(1.5)%	(1.9)%	—%	(0.5)%
Government	(6.0)%	(5.0)%	(3.6)%	(3.2)%	(6.3)%	(4.6)%	(4.3)%
Large enterprise	(2.1)%	(6.9)%	(2.5)%	(3.3)%	(1.6)%	(4.2)%	(4.9)%
Other	(2.5)%	(5.5)%	(4.4)%	(4.8)%	(4.5)%	(5.9)%	(5.5)%
Total direct	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Total indirect	(2.8)%	(3.5)%	(4.2)%	(4.4)%	(3.6)%	(21.0)%	(11.5)%
Total	(1.9)%	(2.1)%	(3.5)%	(2.2)%	(2.6)%	(2.4)%	(2.3)%
End of period units in service % of total (b)
Healthcare	73.6%	73.0%	72.0%	71.9%	71.4%	70.9%	68.4%
Government	7.9%	8.3%	8.6%	8.6%	8.8%	9.1%	10.1%
Large enterprise	7.8%	7.8%	8.2%	8.1%	8.2%	8.1%	8.3%
Other	6.4%	6.6%	6.8%	7.0%	7.1%	7.3%	7.6%
Total direct	95.7%	95.7%	95.6%	95.6%	95.5%	95.4%	94.4%
Total indirect	4.3%	4.3%	4.4%	4.4%	4.5%	4.6%	5.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a) Slight variations in totals are due to rounding.
(b) Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION - DIRECT PAGING UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Account size ending units in service (000's)
1 to 3 units	37	39	41	43	45	47	49
4 to 10 units	22	23	24	25	26	28	29
11 to 50 units	53	56	57	61	64	67	71
51 to 100 units	36	38	41	42	43	45	47
101 to 1,000 units	267	275	282	287	293	305	321
>1,000 units	805	812	824	857	874	888	880
Total	1,220	1,243	1,269	1,315	1,345	1,380	1,397
End of period units in service % of total direct
1 to 3 units	3.0%	3.1%	3.2%	3.2%	3.3%	3.4%	3.5%
4 to 10 units	1.8%	1.8%	1.9%	1.9%	2.0%	2.0%	2.1%
11 to 50 units	4.3%	4.5%	4.5%	4.6%	4.8%	4.8%	5.1%
51 to 100 units	3.0%	3.1%	3.2%	3.2%	3.2%	3.2%	3.4%
101 to 1,000 units	21.9%	22.1%	22.3%	21.9%	21.8%	22.1%	23.0%
>1,000 units	66.0%	65.4%	64.9%	65.2%	64.9%	64.5%	62.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(4.8)%	(4.1)%	(4.9)%	(4.4)%	(4.6)%	(5.1)%	(4.8)%
4 to 10 units	(4.0)%	(5.4)%	(4.1)%	(3.8)%	(5.3)%	(5.3)%	(6.0)%
11 to 50 units	(5.2)%	(3.2)%	(5.3)%	(4.4)%	(3.9)%	(6.4)%	(4.8)%
51 to 100 units	(5.2)%	(8.7)%	(1.2)%	(3.5)%	(2.8)%	(5.3)%	(4.0)%
101 to 1,000 units	(2.9)%	(2.5)%	(1.7)%	(1.7)%	(4.0)%	(5.0)%	(3.9)%
>1,000 units	(1.0)%	(1.2)%	(4.0)%	(1.8)%	(1.7)%	1.1%	(0.2)%
Total	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Account size ARPU
1 to 3 units	$14.65	$14.86	$14.96	$14.98	$15.13	$15.12	$15.22
4 to 10 units	14.04	14.12	14.22	14.29	14.38	14.29	14.33
11 to 50 units	11.95	12.00	12.07	11.96	12.06	11.96	12.06
51 to 100 units	10.16	10.18	10.27	10.34	10.66	10.42	10.47
101 to 1,000 units	8.69	8.58	8.76	8.89	8.85	8.84	8.84
>1,000 units	6.99	7.00	7.11	7.11	7.17	7.19	7.23
Total	$8.05	$8.06	$8.19	$8.23	$8.29	$8.33	$8.40
Cellular:
Number of activations	2,198	1,679	281	690	970	799	925
Revenue from cellular services (000's)	$395	$278	$108	$129	$235	$163	$195

(a) Slight variations in totals are due to rounding.